UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 1, 2023

SILVER SPIKE ACQUISITION CORP II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40182	N/A
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

660 Madison Avenue Suite 1600 New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 212-905-4923

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	SPKB	The NASDAQ Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SPKBW	The NASDAQ Stock Market LLC
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	SPKBU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, Gregory M. Gentile, Chief Financial Officer of Silver Spike Acquisition Corp II (the “Company”), notified the Company of his intent to resign, effective as of March 7, 2023. Mr. Gentile’s decision to resign from the Company was not due to a disagreement on any matter related to the Company’s operations, policies or practices. Mr. Gentile is expected to stay on as a consultant to facilitate an orderly transition to his successor.

On March 7, 2023, the board of directors of the Company appointed Dino Colonna to the position of Chief Financial Officer of the Company, effective as of March 7, 2023. Mr. Colonna is a partner and co-head of credit at Silver Spike Capital, LLC, which is an affiliate of the Company’s sponsor.

Since 2001, Mr. Colonna has managed traditional and alternative investment portfolios, and advised corporations and institutional investors across the global capital markets. Prior to joining the Adviser, Mr. Colonna was managing partner at Madison Capital Advisors, a middle-market asset-backed lending and advisory firm focused on emerging growth companies in the cannabis, life sciences and tech sectors. Prior to Madison Capital Advisors, Mr. Colonna spent four years as an investment banker at the top-ranked Equity Capital Markets team at Barclays in London, and six years as a senior research analyst at Forest Investment Management, a global multi-strategy hedge fund. With Barclays, he advised on and structured over $8 billion of equity, derivative and debt transactions, and while at Forest Investment Management, he specialized in credit and equity research, and was part of the portfolio management team managing an over $500 million multi-strategy portfolio.

Mr. Colonna holds a CFA Charter, a B.S.B.A. from the University of Delaware and an international M.B.A. from ESADE Business School (Spain).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2023

SILVER SPIKE ACQUISITION CORP II

By:	/s/ Scott Gordon
	Name:	Scott Gordon
	Title:	Chief Executive Officer